UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On February 10, 2015, Prologis announced that it had entered into a contribution agreement to acquire a portfolio of properties for an aggregate consideration of approximately $820 million, including the assumption of debt (the “Acquisition”), pursuant to the Contribution Agreement, among Prologis, Inc. (“Prologis”), Prologis, L.P. (the “Operating Partnership”), and Morris Realty Associates LLC and the other contributors a party thereto (the “Contributors”).

On October 9, 2015, the Operating Partnership completed the Acquisition. In connection with the closing of the Acquisition, the Operating Partnership issued the Contributors and their affiliates (i) 32,655 common limited partnership units (“OP Units”) in the Operating Partnership and (ii) 8,894,478 common limited partnership units in the Operating Partnership designated as Class A Convertible Common Units (“Class A Units”). The “Unit Price” for each OP Unit and Class A Unit issued was equal to $43.11. The issuance of OP Units and Class A Units was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2015, Prologis, as general partner of the Operating Partnership, executed the Second Amendment to the Thirteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Amendment”), which amended the Thirteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), to establish the terms of Class A Units issued in the Acquisition. Class A Units are convertible at any time into OP Units using a conversion factor further described in the Amendment.

The complete terms of the Class A Units are described in the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.

The retail properties acquired in the Acquisition are subject to a Purchase and Sale Agreement with affiliates of Blackstone Real Estate Advisors L.P. (the “Purchase and Sale Agreement”), pursuant to which the retail properties are expected to be sold for an aggregate consideration of approximately $374 million, including the assumption of debt and subject to certain adjustments. The Purchase and Sale Agreement contains certain customary representations, warranties, covenants, indemnities and termination rights for a transaction of this nature and is subject to customary closing conditions, including lender consents. The transaction is expected to be completed in the fourth quarter of 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
3.1	Second Amendment to the Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis, L.P., dated October 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: October 13, 2015	By:	/s/ Michael T. Blair
Name: Michael T. Blair
Title: Managing Director and Assistant Secretary

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: October 13, 2015	By:	/s/ Michael T. Blair
Name: Michael T. Blair
Title: Managing Director and Assistant Secretary